INCENTIVE STOCK OPTION AGREEMENT

                  THIS AGREEMENT is made this, the ______ day of ________________, 19____, by and between PLUMA, INC., a North Carolina corporation (hereinafter called the "Company"), and ________________________ (hereinafter called "Employee").

                  WHEREAS, the Employee is a valued and productive member of the Company's management team; and

                  WHEREAS, the Company considers it desirable and in its best interests that the Employee be given an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company in the form of options to purchase common shares of the Company; and

                  WHEREAS, the stock option granted hereunder is granted pursuant to the terms of the Pluma, Inc. Stock Option Plan, dated October 26, 1995, and is to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as may be amended from time to time.

                  NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

                  1. Grant of Option. The Company grants to the Employee the right and option to purchase from it, on the terms and conditions following, all or any part of an aggregate of 2,000 shares of the authorized, issued and outstanding $1 par value common shares of the Company. The purchase price shall be $19.25 per share, which is the fair market value per share in the Company's $1 par value common shares on the date of this Agreement. The Employee is hereby granted the option to purchase shares of common stock in the company at the times and for the number of shares indicated as follows: (a) on October 25, 1996, the Employee is granted the option to purchase 400 shares; (b) on October 25, 1997, the Employee is granted the option to purchase an additional 400 shares; (c) on October 25, 1998, the Employee is granted the option to purchase an additional 400 shares; (d) on October 25, 1999, the Employee is granted the option to purchase an additional 400 shares; and (e) on October 25, 2000, the Employee is granted the option to purchase an additional 400 shares.

                  2. Time of Exercise of Option. All granted options must be exercised, if at all, by the Employee on or before October 25, 2005 (hereinafter referred to as the "Terminal Date"), provided that the aggregate fair market value of stock with respect to which incentive stock options are exercisable under this Agreement for the first time by the Employee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00.)

                  3. Method of Exercise. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by check in payment

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of the option price for the number of shares specified and paid for. The Company shall make immediate delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                  4. Termination of Option. Except as otherwise stated in this Agreement, the option, to the extent not previously exercised, shall terminate as provided below:

                  (a) If the Employee's employment by or contractual relationship with the Company terminates by reason of the Employee's death, or if the Employee dies within the three (3) month period following the termination of employment (excluding an Employee discharged for cause as provided in subparagraph (c), below), the stock option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the Employee, for a period of six (6) months from the date of the Employee's death, or until the expiration of the stated term of the option, if earlier.

                  (b) Any stock option held by the Employee, whose employment by or contractual relationship with the Company is terminated by reason of disability (as such term is defined in the Pluma, Inc. 1995 Stock Option Plan) may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of six (6) months from the date of such termination of employment, or until the expiration of the stated term of the option, if earlier.

                  (c) If the Employee's employment by or contractual relationship with the Company has been terminated for cause (as defined in the Company's 1995 Stock Option Plan), any stock option held by such Employee shall immediately terminate and be of no further force and effect; provided, however, the Company, acting through the appropriate committee of its Board of Directors, may, in its sole discretion, provide that such stock option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the option, if earlier.

                  (d) If the Employee's employment by or contractual relationship with the Company terminates for any reason other than Death, Disability or for Cause, any stock option held by the Employee may thereafter be exercised, to the extent it was exercisable on the date of termination for three (3) months from the date of termination or until the expiration of the stated term of the option, if earlier.

                  5. Limitations. In accordance with the terms of Section 422 of the Internal Revenue Code of 1986, the option granted under this Agreement is limited so that the

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aggregate fair market value of the stock which the Employee may purchase hereunder in any calendar year does not exceed $100,000.

                  6.  Limitation Upon Transfer.

                  (a) During the lifetime of the Employee, this option and all rights granted in this Agreement shall be exercisable only by the Employee, and except as paragraph 4 otherwise provides, this option and all rights granted under this contract shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution of the state of residence of Employee, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, 26 United States Code ss. 1, et seq., or Title I of the Employee Retirement Income Security Act or the rules thereunder. Furthermore, this option shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

                  (b) The underlying shares of stock acquired by the Employee as a result of the exercise of any stock option granted herein shall be held by the Employee and shall not be transferred, assigned, pledged or hypothecated in any way by the Employee (other than by will or the laws of descent and distribution of the state of residence of the Employee, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, 26 United States Code ss. 1, et seq., or Title I of the Employee Retirement Security Act or the rules thereunder), and shall not be subject to execution, attachment, or similar process, for a period of two years and one day from the date of grant of the stock option so exercised, or for a period of one year and one day after the stock is transferred to the Employee, whichever is later.

                  7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued common shares of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to option and the option price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the Employee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate

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option price of such shares. The new option or assumption of the old option shall not give the Employee additional benefits which he did not have under the old option.

                  8. Rights Prior to Exercise of Option. The option is nontransferable by the Employee, except as herein otherwise provided in paragraph 4 (a) hereof, and during his lifetime is exercisable only by him, and the Employee shall have no rights as a shareholder in the option shares until payment of the option price and delivery to him of such shares as herein provided.

                  9. Approval by Shareholders. The granting of the option is being made pursuant to a plan adopted by the Board of Directors of the Company on October 26, 1995, which includes the aggregate number of 180,000 common shares of the Company which may be issued under incentive stock options, and which specifies that the Employee is a member of the class of employees eligible to receive such options. Such plan was approved by the shareholders of the Company on October 26, 1995. The Company will submit this Agreement for approval to the shareholders at the earliest practical date.

                  10. Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at Pluma, Inc., 801 Fieldcrest Road, Eden, NC 27288, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required certified and deposited (postage and certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

                  11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                                              PLUMA, INC.

[CORPORATE SEAL]                        By:      ______________________________
                                                 ___________ President

ATTEST:

---------------------------------
__________ Secretary

                                               ___________________________(SEAL)

                                             ________________________, Employee

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